Exhibit 10.1

Equity Transfer Agreement

Party A: Hubei Minyuan Power Industrial Development Co., Ltd. (Transferor)

Party B: Shenzhen Zhaoheng Hydropower  Co., Ltd. (Transferee)

In accordance with relevant Chinese laws, Party A and Party B agree on the following terms regarding the equity transfer of Hubei Minyuan Huohe Hydropower Development Co., Ltd after friendly consultations:

1:  Transferring shares and Transferring Price

Party A agrees to transfer and Party B agrees to receive the following equity and shareholder loan in Hubei Minyuan Huohe Hydropower Development Co., Ltd:

•	65% stake in Hubei Minyuan Huohe Hydropower Developmennt Co., Ltd for the price of RMB 13,507,000.

•	Shareholder loan of RMB 8,064,000 in Hubei Minyuan Huohe Hydropower Developmennt Co., Ltd. by the end of Oct. 2008.

2. Transferring Schedule and Payment Terms:

Party A and Party B agree that, within 5 days of the registration of equity transfer with Industrial and Commercial Administrative Department, Party B shall pay the full amount of RMB 13,507,000 to Party B. The deposit of RMB 5,000,000 paid by Party B to Party A on Oct. 21, 2008 shall be credited to offset shareholder loan set forth in second item in paragraph 1. The balance of shareholder loan shall be paid by the end of December 2008.

Account Name: Hubei Hubei Minyuan Power Industrial Development Co., Ltd.

Bank Name: Electric Power Sub-branch of China Construction Bank (850291)

Account number: 42001865308050001840

3. Rights and Duties of Party A

•	In accordance with Article 72 of the Corporation Act, Party A shall notify and get the permission of other shareholders regarding this equity transfer.

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Party A shall assist Party A, or Hubei Minyuan Huohe Hydropower Development Co., Ltd in the amendment of articles of association and the registration of equity transfer with Industrial and Commercial Administrative Department.

•	Party A shall pay the portion of relevant fees and taxes related to this equity transfer that shall be paid by Party A.

•	Party A shall pay corporate income tax of Hubei Minyuan Huohe Hydropower Development Co., Ltd by the end of October 2008 according to its equity interest in the company.

4. Rights and Duties of Party B

•	Party B should pay full price for this equity transfer in accordance with the terms of this agreement.

•	After this equity transfer, Party B shall be the legitimate owner and enjoy all rights and obligations of such equity interest.

•	Party B shall pay the portion of relevant fees and taxes related to this equity transfer that shall be paid by Party B.

5.  Party A’s Guarantee

Party A guarantees legitimate ownership of equity interest in this agreement and shall provide all documentation in completeness and correctness.

6. Breach of Duties

•	After the entry into force of this agreement, either part shall be liable for the other party’s loss if it breaches duties under this agreement.

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If Party B fails to make payment to Party A in accordance to this agreement, Party B shall interest of overdue balance at 0.5% per day to Party A. If the payment is overdue of more than 60 days, this agreement shall be cancelled.

7. Dispute and Settlement

•	Party A and Party B can sign supplementary agreement if there are other issues not covered in this agreement. The supplementary agreement has the same legal effect to this agreement.

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The two parties shall try to settle any dispute through friendly consultations first, and if no agreement can be reached, the case shall be submitted to People’s Court of Wuhan City in accordance with relevant law.

8. Others

•	This agreement becomes effective after being signed by both parties.

•	This agreement is in 6 copies, Party A, Party B and Hubei Minyuan Huohe Hydropower Development Co., Ltd will each keep two copies.

Party A (seal):	Party B (sealed):

Legal Representative (signature):	Legal Representative (signature):

Signed: November 25, 2008